First Data Investor Services Group, Inc
                     3200 Horizon Drive
               King of Prussia, PA 19406-0903



VIA EDGAR


November 25, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549


Re:  Polynous Trust
     File No. File No. 333-04983 & File No. 811-07649
     Rule 485(b) Filing, Post-Effective Amendment No. 2


To the Staff of the Commission:

On behalf of Polynous Trust (the "Trust"), and pursuant to paragraph
(b) of Rule 485 under the Securities Act of 1933, as amended, enclosed is Post-Effective Amendment No. 2 to the Trust's
Registration Statement.

The purpose of this filing is to provide annual financial data for Polynous Growth Fund (the "Fund") and other non-material changes. This filing also constitutes filing of Amendment No.4 to the Registration Statement under the Investment Company Act of 1940,as amended.

Should you have any questions, I can be reached directly at (610)
239-4749.

Sincerely,

/s/ CAROLYN MEAD
Manager Corporate Compliance Administration


Enclosure